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                                                                     Exhibit 4.3
                              CERTIFICATE OF TRUST
                                       OF
                       PUGET SOUND ENERGY CAPITAL TRUST I


     This Certificate of Trust is being executed as of June 2, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Act").
        --------            -- ---
     The undersigned hereby certifies as follows:
     1. Name.  The name of the business trust is "Puget Sound Energy Capital
        ----
Trust I" (the "Trust").
     2.  Delaware Trustee.  The name and business address of the Delaware
         ----------------
resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                          First Chicago Delaware Inc.
                                300 King Street
                             Wilmington, DE  19801
     3.  Effective.  This Certificate of Trust shall be effective immediately
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upon filing in the Office of the Secretary of State of the State of Delaware.
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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                    FIRST CHICAGO DELAWARE INC., as Delaware
                                    Trustee

                                    By: /s/ Richard D. Manella
                                       -----------------------
                                    Name: Richard D. Manella
                                    Title:  Vice President

                                    ADMINISTRATIVE TRUSTEE

                                    By: /s/ James P. Torgerson
                                       -----------------------
                                        James P. Torgerson

                                    ADMINISTRATIVE TRUSTEE

                                    By: /s/ Donald E. Gaines
                                       ---------------------
                                        Donald E. Gaines

                                    ADMINISTRATIVE TRUSTEE

                                    By: /s/ Tommy G. Leong
                                       -------------------
                                        Tommy G. Leong

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